UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 6, 2020
AMAG PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street,	Waltham,	Massachusetts	02451
(Address of Principal Executive Offices)			(Zip Code)

(617) 498-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMAG	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

The information in this Item 2.02, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such filing. On January 9, 2020, AMAG Pharmaceuticals, Inc. (“AMAG” or the “Company”) issued a press release providing a business update, including preliminary unaudited fourth quarter and annual 2019 financial results and financial guidance for 2020. A copy of the Company’s press release is furnished herewith as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2020, AMAG also announced that William Heiden plans to step down from his positions as AMAG’s President and Chief Executive Officer. AMAG’s Board of Directors (the “Board”) will be initiating a search for a successor, and it is expected that Mr. Heiden will remain in his roles until the earlier of such time as his successor is appointed and June 30, 2020 (the earlier of which, the “Separation Date”). The Company also announced that, effective immediately, Ted Myles, AMAG’s Chief Financial Officer, has been appointed to also serve as the Company’s Chief Operating Officer and Joseph Vittiglio, AMAG’s General Counsel, will also serve as the Company’s Chief Business Officer.

In connection with the transition described above, Mr. Heiden and the Company entered into a separation letter, dated January 7, 2020, pursuant to which Mr. Heiden will continue to serve as President and Chief Executive Officer, and as a member of the Board, until the Separation Date. Following the Separation Date, and subject to certain conditions, including the Company’s receipt of an effective release and waiver of claims from Mr. Heiden, Mr. Heiden will be entitled to 24 months of salary continuation, as well as accelerated vesting on all time-based stock options and other time-based equity awards to the extent such awards would have vested had he been employed for an additional 24 months following the Separation Date, in each case as provided in his employment agreement with the Company, dated February 7, 2014 and as amended on November 29, 2017 and January 1, 2018. Mr. Heiden will also be entitled to certain other benefits as provided in the separation letter, including a pro-rated bonus for the 2020 fiscal year (to be paid in 2021 based on actual performance at such time as 2020 bonuses are distributed to AMAG employees), the ability to exercise any outstanding stock options for a period of 180 days following the Separation Date, 12 months of COBRA coverage and reimbursed legal expenses in connection with the separation. Even if his actual last date of employment occurs prior to March 16, 2020, Mr. Heiden will be entitled to these benefits as though his Separation Date were March 16, 2020.

The foregoing description of the separation letter is not complete and is qualified in its entirety by reference to the letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Biographical information for Mr. Myles and Mr. Vittiglio can be found beginning on page 30 of the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on September 20, 2019. AMAG has not determined any new or amended compensation arrangements with Mr. Myles or Mr. Vittiglio in connection with their new roles at this time. In the event any such arrangements are made or modified, AMAG will file an amendment to this report within four business days thereof.

Item 7.01. Regulation FD Disclosure.

The information in this Item 7.01, including Exhibit 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing. The Company will present further details on the matters noted above at the 38th Annual J.P. Morgan Healthcare Conference in San Francisco on January 16, 2020, which presentation will be accessible by a live audio webcast through the Company’s website at www.amagpharma.com on January 16, 2020 at 9:30 a.m. Pacific Time (12:30 p.m. Eastern Time). During the conference, the Company intends to conduct meetings with third parties during which a corporate slide presentation will be presented. A copy of the Company’s slide presentation, which will be referenced during the conference, including the Company’s webcast presentation, is furnished herewith as Exhibit 99.2.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Letter between William Heiden and AMAG Pharmaceuticals, Inc., dated January 7, 2020 (filed herewith)
99.1	Press Release of AMAG Pharmaceuticals Inc., dated January 9, 2020 (furnished herewith)
99.2	Copy of AMAG Pharmaceuticals, Inc.’s presentation slides (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAG PHARMACEUTICALS, INC.
By:	/s/ Joseph D. Vittiglio
Joseph D. Vittiglio Chief Business Officer, General Counsel & Corporate Secretary
Dated:	January 9, 2020

4